Exhibit 99.2

FINAL FOR RELEASE

CHARLES RIVER ASSOCIATES (CRA)

THIRD QUARTER FISCAL YEAR 2018

EARNINGS ANNOUNCEMENT

PREPARED CFO REMARKS

CRA is providing these prepared remarks by CFO Chad Holmes in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call.

As previously announced, the conference call will be held November 1, 2018 at 10:00 a.m. ET. These prepared remarks will not be read on the call.

Q3 Fiscal 2018 Summary (Quarter ended September 29, 2018)

•                  Revenue: $103.9 million

•                  Net income: $3.9 million, or 3.8% of revenue; non-GAAP net income: $5.6 million, or 5.4% of revenue

•                  Net income per diluted share: $0.46; non-GAAP net income per diluted share: $0.65

•                  Operating margin: 5.0%; non-GAAP operating margin: 7.2%

•                  Non-GAAP EBITDA: $10.1 million, or 9.7% of revenue

•                  Effective tax rate: 20.9%; non-GAAP effective tax rate: 22.7%

•                  Utilization: 76%

•                  Consultant headcount at the end of Q3 of fiscal 2018: 685, which consists of 125 officers, 367 other senior staff and 193 junior staff

•                  Cash and cash equivalents: $11.9 million at September 29, 2018

Revenue

For Q3 of fiscal 2018, revenue was $103.9 million, compared with revenue of $91.3 million for Q3 of fiscal 2017.

Headcount

The following table outlines our consultant headcount at the end of the stated quarters:

	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017
Officers	125	127	131	124	128
Other Senior Staff	367	343	361	352	354
Junior Staff	193	158	155	155	157
Total	685	628	647	631	639

Utilization

For Q3 of fiscal 2018, companywide utilization was 76%, compared with 74% for Q3 of fiscal 2017.

Client Reimbursable Expense

For Q3 of fiscal 2018, on a GAAP and non-GAAP basis, client reimbursable expense was $11.4 million, or 11.0% of revenue, compared with $9.7 million, or 10.6% of revenue, for Q3 of fiscal 2017. Client reimbursable expense is reflected in cost of services.

Contingent Consideration Impact on Cost of Services

For Q3 of fiscal 2018, on a GAAP basis, cost of services increased by $2.3 million due to valuation changes in contingent consideration, compared with an increase of $0.4 million for Q3 of fiscal 2017.  On a non-GAAP basis, cost of services excludes these amounts.

SG&A Expenses

For Q3 of fiscal 2018, on a GAAP and non-GAAP basis, SG&A expenses were $22.3 million, or 21.5% of revenue, compared with $20.8 million, or 22.8% of revenue on a GAAP and non-GAAP basis for Q3 of fiscal 2017.

Commissions to non-employee experts are included in SG&A expenses. On a non-GAAP basis, these commissions represented 2.7% of revenue for Q3 of fiscal 2018, compared with 2.5% in Q3 of fiscal 2017. Excluding these commissions, on a non-GAAP basis, SG&A expenses were 18.7% of revenue for Q3 of fiscal 2018, compared with 20.2% of revenue for Q3 of fiscal 2017.

Depreciation & Amortization

For Q3 of fiscal 2018, on a GAAP and non-GAAP basis, depreciation and amortization expense was $2.6 million, or 2.5% of revenue, compared with $2.5 million, or 2.7% of revenue, for Q3 of fiscal 2017.

Forgivable Loan Amortization

For Q3 of fiscal 2018, on a GAAP and non-GAAP basis, forgivable loan amortization was $6.4 million, or 6.2% of revenue, compared with $4.7 million, or 5.2% of revenue, for Q3 of fiscal 2017. Forgivable loan amortization is principally reflected in cost of services.

Share-Based Compensation Expense

For Q3 of fiscal 2018, on a GAAP and non-GAAP basis, share-based compensation expense was $1.3 million, or 1.2% of revenue, compared with $1.6 million, or 1.7% of revenue, for Q3 of fiscal 2017. Share-based compensation expense is reflected in both cost of services and SG&A expenses.

Operating Income

For Q3 of fiscal 2018, operating income was $5.2 million, or 5.0% of revenue, compared with operating income of $5.6 million, or 6.2% of revenue, for Q3 of fiscal 2017. Non-GAAP operating income was $7.5 million, or 7.2% of revenue, for Q3 of fiscal 2018, compared with $6.1 million, or 6.7% of revenue, for Q3 of fiscal 2017.

Interest and Other Income (Expense), net

For Q3 of fiscal 2018, interest and other income, net was $286,000 on a GAAP and non-GAAP basis. This compares with interest and other expense, net of $112,000 on a GAAP and non-GAAP basis for Q3 of fiscal 2017.

Income Taxes

The following table outlines our income tax provision recorded (in $000) and the resulting effective tax rates:

	GAAP		NON-GAAP
	Q3		Q3
	2018	2017	2018	2017
Tax Provision	$1,031	$2,310	$1,638	$2,531
Effective Tax Rate	20.9%	41.7%	22.7%	42.3%

Net Income

For Q3 of fiscal 2018, net income was $3.9 million, or 3.8% of revenue, or $0.46 per diluted share, compared with net income of $3.2 million, or 3.5% of revenue, or $0.38 per diluted share, for Q3 of fiscal 2017. Non-GAAP net income for Q3 of fiscal 2018 was $5.6 million, or 5.4% of revenue, or $0.65 per diluted share, compared with non-GAAP net income of $3.5 million, or 3.8% of revenue, or $0.41 per diluted share, for Q3 of fiscal 2017.

Non-GAAP EBITDA

For Q3 of fiscal 2018, non-GAAP EBITDA was $10.1 million, or 9.7% of revenue, compared with $8.6 million, or 9.4% of revenue, for Q3 of fiscal 2017.

Constant Currency Basis

For Q3 of fiscal 2018, revenue was $103.9 million, and net income was $3.9 million, or 3.8% of revenue, or $0.46 per diluted share. On a constant currency basis relative to Q3 of fiscal 2017, Q3 of fiscal 2018 revenue would have been higher by $0.2 million to $104.1 million, net income would have remained unchanged at $3.9 million, or 3.8% of revenue, and earnings per diluted share would have remained unchanged at $0.46.

As of the end of Q3 of fiscal 2018, year-to-date revenue was $308.9 million, and year-to-date net income was $15.6 million, or 5.1% of revenue, or $1.81 per diluted share. On a constant currency basis relative to the year-to-date period as of the end of Q3 of fiscal 2017, year-to-date revenue would have been lower by $3.3 million to $305.6 million, year-to-date net income would have remained unchanged at $15.6 million, or 5.1% of revenue, and earnings per diluted share would have been lower by approximately $0.01 to $1.80 per diluted share.

For Q3 of fiscal 2018, revenue was $103.9 million, non-GAAP net income was $5.6 million, or 5.4% of revenue, or $0.65 per diluted share, and non-GAAP EBITDA was $10.1 million, or 9.7% of revenue. On a constant currency basis relative to Q3 of fiscal 2017, Q3 of fiscal 2018 revenue would have been higher by $0.2 million to $104.1 million, while non-GAAP net income would have remained unchanged at $5.6 million, or 5.4% of revenue, non-GAAP earnings per diluted share would have remained unchanged at $0.65, and non-GAAP EBITDA would have remained unchanged at $10.1 million, or 9.7% of revenue.

As of the end of Q3 of fiscal 2018, year-to-date revenue was $308.9 million, non-GAAP net income was $16.6 million, or 5.4% of revenue, or $1.92 per diluted share, and non-GAAP EBITDA was $29.4 million, or 9.5% of revenue. On a constant currency basis relative to the year-to-date period as of the end of Q3 of fiscal 2017, year-to-date revenue would have been lower by $3.3 million to $305.6 million, year-to-date non-GAAP net income would have remained unchanged at $16.6 million, or 5.4% of revenue, or $1.92 per diluted share, and non-GAAP EBITDA would have been lower by $0.1 million to $29.3 million, or 9.6% of revenue.

A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.

Key Balance Sheet Metrics

Billed and unbilled receivables at September 29, 2018 were $131.6 million, compared with $118.4 million at September 30, 2017. Current liabilities at September 29, 2018 were $117.1 million, compared with $97.4 million at September 30, 2017.

Total DSO for Q3 of fiscal 2018 were 112 days, consisting of 74 days of billed and 38 days of unbilled. This compares with 114 days reported for Q3 of fiscal 2017, consisting of 73 days of billed and 41 days of unbilled.

At the end of Q3 of fiscal 2018, we had outstanding borrowings on our line of credit in the amount of $5.0 million, compared with zero outstanding borrowings on our line of credit at the end of Q3 of fiscal 2017.

Cash and Cash Flow

Cash and cash equivalents were $11.9 million at September 29, 2018, compared with $20.9 million at September 30, 2017.

Net cash provided by operating activities for Q3 of fiscal 2018 was $23.9 million, compared with net cash provided by operating activities of $16.5 million for Q3 of fiscal 2017.

Capital expenditures totaled $4.3 million for Q3 of fiscal 2018, compared with $2.7 million for Q3 of fiscal 2017.

During Q3 of fiscal 2018, no shares of common stock were repurchased, compared with Q3 of fiscal 2017, when approximately 166,000 shares of common stock were repurchased for $6.1 million.

A quarterly cash dividend of $0.17 per common share, for total dividends of $1.4 million, was paid in Q3 of fiscal 2018, compared with a quarterly cash dividend of $0.14 per common share, for total dividends of $1.2 million, in Q3 of fiscal 2017.

NON-GAAP FINANCIAL MEASURES

In these remarks, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with financial measures that were not calculated in accordance with GAAP. CRA believes that the non-GAAP financial measures described below are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments described below are made to the performance measures for some of CRA’s performance-based compensation.

The adjustments made to the financial measures identified in these remarks as “non-GAAP” are as follows: for the third quarter of fiscal 2018, the adjustments exclude non-cash amounts relating principally to valuation changes in contingent consideration; for the year to date period ending September 29, 2018, the adjustments exclude non-cash amounts relating principally to valuation changes in contingent consideration, net costs related to a lease recapture, and additional transition effects in connection with the Tax Cuts and Jobs Act; for the third quarter of fiscal 2017, the adjustments exclude activity related to CRA’s GNU123 Liquidating Corporation subsidiary (“GNU”), which sold substantially all of its assets in April 2016, and non-cash amounts relating principally to valuation changes in contingent consideration; and for the year to date period ended September 30, 2017, the adjustments exclude activity related to GNU and non-cash amounts relating principally to impairments on certain intangible assets and valuation changes in contingent consideration. These remarks also present certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates. Finally, these remarks also present the non-GAAP financial metric EBITDA.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in these remarks. EBITDA and the financial measures identified in these remarks as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of these remarks. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

A reconciliation between the historical GAAP and non-GAAP financial measures presented in these remarks is provided in CRA’s third quarter fiscal 2018 press release posted to the Investor Relations section of CRA’s website at http://www.crai.com and in the financial tables below.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED SEPTEMBER 29, 2018 COMPARED TO THE QUARTER ENDED SEPTEMBER 30, 2017

(In thousands, except per share data)

	Quarter Ended September 29, 2018					Quarter Ended September 30, 2017
		GAAP			Non-GAAP		GAAP			Non-GAAP
	GAAP	% of	Adjustments to	Non-GAAP	% of	GAAP	% of	Adjustments to	Non-GAAP	% of
	Results	Revenues	GAAP Results (1)	Results	Revenues	Results	Revenues	GAAP Results (2)	Results	Revenues

Revenues	$103,871	100.0%	$—	$103,871	100.0%	$91,325	100.0%	$—	$91,325	100.0%
Cost of services (exclusive of depreciation and amortization)	73,717	71.0%	2,273	71,444	68.8%	62,422	68.4%	429	61,993	67.9%
Selling, general and administrative expenses	22,293	21.5%	—	22,293	21.5%	20,803	22.8%	26	20,777	22.8%
Depreciation and amortization	2,636	2.5%	—	2,636	2.5%	2,453	2.7%	—	2,453	2.7%
Income (loss) from operations	5,225	5.0%	(2,273)	7,498	7.2%	5,647	6.2%	(455)	6,102	6.7%

Interest and other income (expense), net	(286)	-0.3%	—	(286)	-0.3%	(112)	-0.1%	—	(112)	-0.1%
Income (loss) before provision for income taxes and noncontrolling interest	4,939	4.8%	(2,273)	7,212	6.9%	5,535	6.1%	(455)	5,990	6.6%
Provision for income taxes	1,031	1.0%	(607)	1,638	1.6%	2,310	2.5%	(221)	2,531	2.8%
Net income (loss)	3,908	3.8%	(1,666)	5,574	5.4%	3,225	3.5%	(234)	3,459	3.8%
Net (income) loss attributable to noncontrolling interests, net of tax	—	0.0%	—	—	0.0%	(11)	0.0%	(11)	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$3,908	3.8%	$(1,666)	$5,574	5.4%	$3,214	3.5%	$(245)	$3,459	3.8%

Net Income per share attributable to CRA International, Inc.:
Basic	$0.48			$0.69		$0.39			$0.42
Diluted	$0.46			$0.65		$0.38			$0.41

Weighted average number of shares outstanding:
Basic	8,048			8,048		8,149			8,149
Diluted	8,548			8,548		8,353			8,353

(1) These adjustments exclude non-cash amounts relating principally to valuation changes in contingent consideration.

(2)  These adjustments exclude activity related to CRA’s GNU123 Liquidating Corporation subsidiary, which sold substantially all of its assets in April 2016, and non-cash amounts relating principally to valuation changes in contingent consideration.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE YEAR-TO-DATE PERIOD ENDED SEPTEMBER 29, 2018 COMPARED TO THE YEAR-TO-DATE PERIOD ENDED SEPTEMBER 30, 2017

(In thousands, except per share data)

	Year-to-Date Period Ended September 29, 2018					Year-to-Date Period Ended September 30, 2017
		GAAP			Non-GAAP		GAAP			Non-GAAP
	GAAP	% of	Adjustments to	Non-GAAP	% of	GAAP	% of	Adjustments to	Non-GAAP	% of
	Results	Revenues	GAAP Results (1)	Results	Revenues	Results	Revenues	GAAP Results (2)	Results	Revenues

Revenues	$308,885	100.0%	$—	$308,885	100.0%	$273,059	100.0%	$—	$273,059	100.0%
Cost of services (exclusive of depreciation and amortization)	212,813	68.9%	427	212,386	68.8%	190,223	69.7%	726	189,497	69.4%
Selling, general and administrative expenses	67,682	21.9%	555	67,127	21.7%	59,778	21.9%	640	59,138	21.7%
Depreciation and amortization	7,300	2.4%	—	7,300	2.4%	6,652	2.4%	—	6,652	2.4%
Income (loss) from operations	21,090	6.8%	(982)	22,072	7.1%	16,406	6.0%	(1,366)	17,772	6.5%

Interest and other income (expense), net	(488)	-0.2%	—	(488)	-0.2%	(344)	-0.1%	250	(594)	-0.2%
Income (loss) before provision for income taxes and noncontrolling interest	20,602	6.7%	(982)	21,584	7.0%	16,062	5.9%	(1,116)	17,178	6.3%
Provision for income taxes	4,969	1.6%	26	4,943	1.6%	6,100	2.2%	(604)	6,704	2.5%
Net income (loss)	15,633	5.1%	(1,008)	16,641	5.4%	9,962	3.6%	(512)	10,474	3.8%
Net (income) loss attributable to noncontrolling interests, net of tax	—	0.0%	—	—	0.0%	(82)	0.0%	(82)	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$15,633	5.1%	$(1,008)	$16,641	5.4%	$9,880	3.6%	$(594)	$10,474	3.8%

Net Income per share attributable to CRA International, Inc.:
Basic	$1.91			$2.03		$1.18			$1.25
Diluted	$1.81			$1.92		$1.15			$1.22

Weighted average number of shares outstanding:
Basic	8,129			8,129		8,332			8,332
Diluted	8,615			8,615		8,530			8,530

(1) These adjustments exclude non-cash amounts relating principally to valuation changes in contingent consideration, net costs related to a lease recapture, and additional transition effects in connection with the Tax Cuts and Jobs Act.

(2)  These adjustments exclude activity related to CRA’s GNU123 Liquidating Corporation subsidiary, which sold substantially all of its assets in April 2016, and non-cash amounts relating principally to impairments on certain intangible assets and valuation changes in contingent consideration.

CRA INTERNATIONAL, INC.

UNAUDITED NON-GAAP EBITDA AND RECONCILIATION TO NET INCOME

FOR THE FISCAL QUARTER AND YEAR-TO-DATE PERIODS ENDED SEPTEMBER 29, 2018 COMPARED TO THE FISCAL QUARTER AND YEAR-TO-DATE PERIODS ENDED SEPTEMBER 30, 2017

(In thousands)

	Quarter Ended September 29, 2018					Quarter Ended September 30, 2017
		GAAP			Non-GAAP		GAAP			Non-GAAP
		% of	Adjustments to		% of		% of	Adjustments to		% of
	GAAP	Revenues	GAAP Results (1)	Non-GAAP	Revenues	GAAP	Revenues	GAAP Results (3)	Non-GAAP	Revenues

Revenues	$103,871	100.0%	$—	$103,871	100.0%	$91,325	100.0%	$—	$91,325	100.0%

Net income (loss) attributable to CRA International, Inc.	$3,908	3.8%	$(1,666)	$5,574	5.4%	$3,214	3.5%	$(245)	$3,459	3.8%
Net income (loss) attributable to noncontrolling interests, net of tax	—	0.0%	—	—	0.0%	11	0.0%	11	—	0.0%
Net income (loss)	3,908	3.8%	(1,666)	5,574	5.4%	3,225	3.5%	(234)	3,459	3.8%
Interest expense, net	222	0.2%	—	222	0.2%	116	0.1%	—	116	0.1%
Provision for income taxes	1,031	1.0%	(607)	1,638	1.6%	2,310	2.5%	(221)	2,531	2.8%
Depreciation and amortization	2,636	2.5%	—	2,636	2.5%	2,453	2.7%	—	2,453	2.7%
EBITDA	$7,797	7.5%	$(2,273)	$10,070	9.7%	$8,104	8.9%	$(455)	$8,559	9.4%

	Year-to-Date Period Ended September 29, 2018					Year-to-Date Period Ended September 30, 2017
		GAAP			Non-GAAP		GAAP			Non-GAAP
		% of	Adjustments to		% of		% of	Adjustments to		% of
	GAAP	Revenues	GAAP Results (2)	Non-GAAP	Revenues	GAAP	Revenues	GAAP Results (3)(4)	Non-GAAP	Revenues

Revenues	$308,885	100.0%	$—	$308,885	100.0%	$273,059	100.0%	$—	$273,059	100.0%

Net income (loss) attributable to CRA International, Inc.	$15,633	5.1%	$(1,008)	$16,641	5.4%	$9,880	3.6%	$(594)	$10,474	3.8%
Net income (loss) attributable to noncontrolling interests, net of tax	—	0.0%	—	—	0.0%	82	0.0%	82	—	0.0%
Net income (loss)	15,633	5.1%	(1,008)	16,641	5.4%	9,962	3.6%	(512)	10,474	3.8%
Interest expense, net	560	0.2%	—	560	0.2%	361	0.1%	—	361	0.1%
Provision for income taxes	4,969	1.6%	26	4,943	1.6%	6,100	2.2%	(604)	6,704	2.5%
Depreciation and amortization	7,300	2.4%	—	7,300	2.4%	6,652	2.4%	—	6,652	2.4%
EBITDA	$28,462	9.2%	$(982)	$29,444	9.5%	$23,075	8.5%	$(1,116)	$24,191	8.9%

(1) These adjustments exclude non-cash amounts relating principally to valuation changes in contingent consideration.

(2) These adjustments exclude non-cash amounts relating principally to valuation changes in contingent consideration, net costs related to a lease recapture, and additional transition effects in connection with the Tax Cuts and Jobs Act.

(3) These adjustments exclude activity related to CRA’s GNU123 Liquidating Corporation subsidiary, which sold substantially all of its assets in April 2016, and non-cash amounts relating principally to valuation changes in contingent consideration.

(4) These adjustments also exclude non-cash amounts relating principally to impairments on certain intangible assets.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 29,	December 30,
	2018	2017

Assets
Cash and cash equivalents	$11,863	$54,035
Accounts receivable and unbilled services, net	131,573	113,333
Other current assets	17,247	16,913
Total current assets	160,683	184,281

Property and equipment, net	50,068	44,643
Goodwill and intangible assets, net	96,751	98,208
Other assets	47,145	34,625
Total assets	$354,647	$361,757

Liabilities and shareholders’ equity
Accounts payable	$23,808	$18,473
Accrued expenses	81,898	94,573
Borrowings on revolving line of credit	5,000	—
Other current liabilities	6,384	8,935
Total current liabilities	117,090	121,981
Non-current liabilities	37,014	32,547
Total liabilities	154,104	154,528

Total shareholders’ equity	200,543	207,229
Total liabilities and shareholders’ equity	$354,647	$361,757

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Year-to-Date	Fiscal Year-to-Date
	September 29,	September 30,
	2018	2017
Operating activities:
Net income	$15,633	$9,962
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
GNU gain on sale of business assets	—	(250)
Non-cash items, net	15,441	15,094
Accounts receivable and unbilled services	(19,566)	(25,713)
Working capital items, net	(19,902)	8,698
Net cash provided by (used in) operating activities	(8,394)	7,791

Investing activities:
Cash consideration paid for acquisitions	—	(16,163)
Purchases of property and equipment	(13,379)	(5,366)
GNU cash proceeds from sale of business assets	—	250
Net cash used in investing activities	(13,379)	(21,279)

Financing activities:
Issuance of common stock, principally stock option exercises	1,387	2,950
Borrowings under revolving line of credit	30,161	11,500
Repayments under revolving line of credit	(24,599)	(11,500)
Tax withholding payments reimbursed by restricted shares	(1,783)	(703)
Cash paid on dividend equivalents	(98)	(25)
Cash dividend paid to shareholders	(4,168)	(3,529)
Repurchases of common stock	(20,389)	(19,528)
Distribution to noncontrolling interest	(41)	—
Net cash used in financing activities	(19,530)	(20,835)

Effect of foreign exchange rates on cash and cash equivalents	(869)	1,692

Net decrease in cash and cash equivalents	(42,172)	(32,631)
Cash and cash equivalents at beginning of period	54,035	53,530

Cash and cash equivalents at end of period	$11,863	$20,899

Noncash investing and financing activities:
Issuance of common stock for acquired business	$—	$3,044
Purchases of property and equipment not yet paid for	$1,852	$2,568
Purchases of property and equipment paid by a third party	$—	$1,640
Asset retirement obligations	$217	$—
Supplemental cash flow information:
Cash paid for income taxes	$3,409	$7,297
Cash paid for interest	$380	$248